Exhibit 99.1

News Announcement	For Immediate Release

PEAK RESORTS SHAREHOLDERS APPROVE MERGER AGREEMENT FOR ACQUISITION BY VAIL RESORTS

Wildwood, Missouri – September 20, 2019 – Peak Resorts, Inc. (Nasdaq:SKIS) (“Peak Resorts” or the “Company”), a leading owner and operator of high-quality, individually branded U.S. ski resorts, today announced that the Company’s shareholders, at a special meeting held today (the “Special Meeting”), approved the merger agreement for the acquisition of the Company by Vail Resorts, Inc. (NYSE: MTN) (“Vail Resorts”). Under the terms of the merger agreement, Peak Resorts’ common shareholders will be entitled to receive $11.00 per share in cash at the closing of the acquisition. The transaction is expected to close on or about September 24, 2019.

Upon completion of the acquisition, Peak Resorts will become privately held as an indirect, wholly-owned subsidiary of Vail Resorts.

According to the final voting results, approximately 89% of the Company’s outstanding shares, as of the close of business on August 19, 2019, the record date, voted in favor of the merger agreement, assuming the conversion of the shares of Series A preferred stock. No shareholder as of the record date has filed with the Company, before or at the Special Meeting, a written objection to the merger that was approved at the Special Meeting.

The consummation of the merger remains subject to the satisfaction or waiver of certain other closing conditions set forth in the merger agreement and discussed in detail in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) by the Company on August 20, 2019, as supplemented by the supplemental disclosures filed with the SEC by the Company on August 29, 2019, September 4, 2019 and September 11, 2019.

About Peak Resorts

Headquartered in Missouri, Peak Resorts is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The Company operates 17 ski resorts primarily located in the Northeast, Mid-Atlantic and Midwest, 16 of which are company owned.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Baltimore, Washington D.C., Cleveland, Kansas City and St. Louis, enabling day and overnight drive accessibility. The resorts under the company's umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction, and mountain biking, golf and other summer activities. To learn more, visit the Company’s website at ir.peakresorts.com or follow Peak Resorts on Facebook for resort updates.

For further information, or to receive future Peak Resorts news announcements via e-mail, please contact JCIR, at 212-835-8500 or skis@jcir.com.

Forward Looking Statements

This news release contains forward-looking statements regarding the future outlook and performance of Peak Resorts, within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release include, without limitation, statements related to: the timing of and the ability to close the potential merger. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to satisfy the closing conditions in the merger agreement; the outcome of any legal proceeding relating to the proposed merger; and other risks described in the Company’s filings with the SEC. Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Peak Resorts, Inc.:

Investors and Media:

Norberto Aja, Jim Leahy, Joseph Jaffoni

JCIR

212-835-8500 or skis@jcir.com